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                                                                  EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT
                             (MICHAEL J. POLLASTRO)


      This Employment Agreement (the "Agreement") is made to be effective as of the 1st day of January, 1997 and is by and between Michael Pollastro, whose address is 8505 Skiview Lane SW, Tumwater, Washington 98502 ("You" or the "Executive") and Automated Register Systems, Inc., a Delaware corporation with its principal office at 1437 South Jackson Street, Seattle, Washington 98144 (the "Company" or "ARS"). Where appropriate in the context, the term "Company" shall also mean and include the Company and its parents, subsidiaries and affiliates.

      In consideration of the mutual agreements and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to employ you and you agree to serve as an employee of the Company upon the following terms and conditions:

      1.    Condition Precedent.

                  This Agreement and the parties' respective rights and
            obligations set forth herein are conditioned in their entirety on the filing of Certificates of Merger in the States of Delaware and Washington by Company and Bristol Merger Corporation ("BMC"), pursuant to which Company shall merge into BMC in a tax free reorganization pursuant to Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

      2.    Term.

                  Subject to the other terms and conditions of this Agreement, the initial term of your employment hereunder (the "Term") will be for the three (3) year period commencing January 1, 1997 and ending December 31, 1999, unless earlier terminated in accordance with this Agreement. Notwithstanding the foregoing, your obligations under
            Section 8(b) and 9 below shall survive the expiration or termination of this Agreement.

      3.    Position; Duties; etc.

            (a) Your title shall be President and it shall be your responsibility to perform all functions generally appropriate to such a position at all times in a lawful and professional manner which reflects positively upon the Company and serves its best interests, and such other reasonable duties as may be assigned by the Company's Board of Directors. In this capacity, you shall report to the



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            Company's Board of Directors. The Company shall also recommend to the shareholder of the Company that you be elected as a member of the Company's Board of Directors for a one-year term commencing at the next annual meeting of the Company's shareholders. You shall perform substantially all of your duties, at the Company's sole and exclusive discretion, at the ARS office located as set forth above. The Company reserves the right to change your duties and your position from time to time, and to require you to relocate, as may be necessary or appropriate and in the best interests of the Company.

            (b) You will, to the best of your abilities, effectively, diligently, in good faith and with integrity, devote your full time, attention, energy and skill to the fulfillment of your duties hereunder and shall at all times be promotive and supportive of the Company, its products, services, management and other employees, at a level of competence and effectiveness consistent with the position occupied.

            (c) You will be subject to and will comply with such policies and procedures as are from time to time established for employees of the Company generally, except to the extent that such policies or procedures are inconsistent with the express terms of this Agreement, and in those instances, the terms of this Agreement shall control.

            (d) You shall carefully monitor all aspects of the business, properties and affairs of ARS. Without limiting the generality of the foregoing, it shall be your duty to notify the Company promptly upon becoming aware of any matter which constitutes or which might constitute a breach of any representation, warranty or covenant of Company and/or Shareholders (as such terms are defined in the Merger Agreement) under that certain Agreement and Plan of Merger, dated December 12, 1996 by and among Bristol Technology Systems, Inc., a Delaware corporation ("Bristol"), BMC, Company and Shareholders (the "Merger Agreement"). Nothing herein shall in any manner be construed to limit the duties and obligations that you have as a director and an officer of ARS or the Company under applicable State law or the applicable articles of incorporation or bylaws of ARS or the Company.

      4.    Compensation and Benefits

            (a) Salary. As remuneration for your services and provided you remain employed and are fulfilling your duties hereunder, during the Term the Company will pay you, in accordance with Company policies, a gross salary calculated at the rate of One Hundred Thirty Thousand Dollars ($130,000) per year, payable in arrears in substantially equal installments on the Company's regular pay days, less any withholding of tax or any amounts required by law to be withheld and less any payments for fringe benefits or payments and contributions as may otherwise be



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            authorized by you or required under employee benefit plans maintained from time to time by the Company.

            (b) Bonus. With respect to each year of the Term, and provided you have been employed during the entire year, you shall be eligible to earn an annual bonus, payable in arrears, determined as of the end of ARS's fiscal year, in an amount equal to Ten percent (10%) of ARS's(1) pretax profits for each year which are in excess of Three Hundred Eighty-Four Thousand Six Hundred Six Dollars and Seventy-Two Cents ($384,606.72) (the "Baseline"). For this purpose, pre-tax profits shall be calculated in accordance with generally accepted accounting principles and reduced for (i) no interest expense paid by ARS with respect to any loans or advances, including any inter-company interest expense, other than (A) interest expense on indebtedness incurred by ARS in the ordinary course of business, and
            (B) interest expense on indebtedness incurred by ARS in connection with acquisitions by ARS, which acquisitions are approved by Executive; and (ii) any management fees paid to or charged by Bristol (not to exceed 5% of ARS's annual net revenues), but shall not be reduced by bonuses paid pursuant to this Agreement or the Employment Agreements with any of the other Shareholders (as defined in the Merger Agreement) and shall not be reduced by any lease rate escalations paid to the lessors under the lease referenced in
            Section 6.2 of the Merger Agreement.

      5.    Expenses.

                  The Company will reimburse you for all reasonable, ordinary and necessary travel (except normal travel between home and office) and other out-of-pocket expenses incurred by you for the purpose of and in connection with performing your duties, subject to proper submission of substantiating documentation, and subject further to all Company policies respecting expense reimbursement, as the same may vary from time to time.

      6.    Employee Benefit Programs.

            (a) Benefit Programs. You shall be entitled to participate in or receive benefits under all benefit programs, arrangements or perquisites which the Company maintains generally from time to time for its executive employees.

            (b) Vacation. You shall be entitled to four (4) weeks of paid vacation per year during the Term.

--------
(1)   See Attachment 1
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      7.    Consequences of Termination of Employment.

            (a) Death/Disability. In the event of your death during the Term, your employment hereunder shall be terminated as of the date of your death and your designated beneficiary, or, in the absence of such designation, your estate or other legal representative (collectively, the "Estate") shall be paid your unpaid salary through the date occurring on the earlier of three (3) months from the date of death or the expiration of the Term of this Agreement. Other death benefits that do not overlap the foregoing will be determined in accordance with the terms of the Company's benefits programs and plans maintained from time to time by the Company for its executive employees. In the event you are mentally or physically disabled for a period of four or more consecutive months ("disability" being defined as a mental or physical impairment or condition which substantially and effectively prevents you from performing your duties hereunder), or for any 120 days during any twelve month period during the Term, your employment may be terminated on written notice to you. In such event, your salary shall be continued for a period of two (2) months following the effective date of termination. Other than the salary set forth in this subsection (a), you or your estate shall not be entitled to any other payment or benefit by reason of your death or disability.

            (b) Termination of Employment by the Company for Cause. The Company shall have the right to terminate your employment and this Agreement for Cause and nothing herein, or in any other agreement between you and the Company or ARS shall prevent the Company from terminating your employment for Cause. In the event you are terminated for Cause, you shall be paid your salary through the date of termination and shall be entitled to those rights and benefits you may have earned through the date of termination in respect of benefits under any employee benefit plans or programs of the Company maintained from time to time by the Company for its executive employees as determined in accordance with the terms of such plans or programs, as the case may be.

            (c) Cause Defined. The Company shall have "cause" to terminate your employment hereunder prior to the end of the original Term hereof for:

                  (i) gross negligence, willful misconduct, or breach of fiduciary duty to the Company,

                  (ii) failure by the Company to achieve one-half (1/2) of the Baseline for any two (2) consecutive quarters during the Term,

                  (iii) drug or alcohol use or addiction which materially interferes with the performance of your duties at any time,

                  (iv) illegal, immoral or dishonest conduct,



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                  (v) your breach or failure to perform any of the provisions of this Agreement, the Merger Agreement, ancillary or related agreements thereto, or any present or future agreement between you and the Company respecting non-competition or the ownership or protection of confidential information, inventions, patents, trademarks, copy-rights or other intellectual properties,

                  (vi) your voluntary termination of employment prior to expiration of the Term.

      8. Covenants Regarding Confidential Information and Proprietary Rights.

            (a) Confidential Information Defined. As used herein, "Confidential Information" means all proprietary information, trade secrets and any non-public information, oral and written, and any document or media containing such information, concerning the Company or used by the Company in the operation of its business, including, without limitation, any of the Company's actual or prospective customers, suppliers, contractors and co-venturers or concerning any actual or planned discoveries, inventions, developments, improvements, technology, know-how, processes, products, services, businesses, business opportunities, operations, activities or plans of or belonging to the Company (including, without limitation, technical formulae and designs, computer hardware and software, databases, original works of authorship, customer lists, bills of material, business plans, financial information, trade secrets and other proprietary information) provided that Confidential Information shall not include such portion of the aforesaid information which has become of hereafter becomes public knowledge within the business equipment industry through no fault of your own.

            (b) Confidentiality. It is understood and agreed that prior to and during the Term you have, and will become aware of, Confidential Information, the unauthorized disclosure of which may harm the Company. Accordingly, you agree that, except as expressly authorized by the Company or as reasonably necessary in order to fulfill your duties under this Agreement, both during and after the Term, you will never communicate, divulge or use for the benefit of yourself or any other person or entity, directly or indirectly, any Confidential Information discovered, conceived of, or disclosed, communicated or in any manner obtained by you or coming into your possession prior to or during the Term. Upon termination of this Agreement for whatever reason or whenever requested by the Company, you will promptly deliver to the Company, and shall retain no copies of, all documents, media, records or other materials containing Confidential Information which are in your possession or under your control. Further, you agree that you will not, during your employment with the Company, improperly use or disclose any proprietary information or trade secret of any former or concurrent employer, and that you will not bring onto the premises of the Company any unpublished




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            document or any property belonging to any such former or concurrent employer unless consented to in writing by such former or concurrent employer.

            (c) The Company. For purposes of this Section 7, the term "Company" shall include any parent, subsidiary, affiliated company or business predecessor to the Company.

      9.    Covenant Not to Compete.

            For a period of three (3) years from and after the expiration or earlier termination of this Agreement, within the states of Washington, Idaho, Oregon or Northern California (the "Territory") the Executive will not: (i) directly or indirectly enter into the employ of, or render any service to, or act in concert with, any person, partnership, corporation or other business entity (other than the Company or its Affiliates) engaged in any business or in the rendering of any service of the type being conducted or rendered by the Company at any time during the Term (a "Competitive Business"); or (ii) directly or indirectly engage in any such Competitive Business on his own account; or (iii) become interested in any such Competitive Business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee or in any other relationship or capacity; provided, that the purchase of a publicly traded security of a corporation, partnership or other entity engaged, or which becomes engaged, in such business or service shall not in itself be deemed violative of this Agreement so long as Executive does not own, directly or indirectly, more than 1% of the securities of such corporation, partnership or other entity. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
            Section 9 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to place any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Executive agrees that the running of restricted period of competition shall be tolled for any period during which Executive is in breach of the covenants set forth in this Section 9.

      10.   Equitable Relief.

                  Executive agrees that the Company may not be adequately
            compensated by damages for a breach by Executive of any of the covenants contained in Sections 8 and 9, and agrees that, in the event of a breach or threatened breach by Executive of any provision of Section 8 or 9 below, the Company shall be entitled to enforce the covenants contained in Section 8 or 9 by specific performance and to enjoin or restrain any such breach or threatened breach (without the necessity of



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            posting a bond or other security in any action initiated for such relief), but nothing herein shall be construed as prohibiting the Company from pursuing any remedy available to the Company for such breach or threatened breach.

      11.   Notices.

                  Any notice to be given under this Agreement by either party shall be in writing and hand delivered (by courier or otherwise) or mailed via first class mail and by certified or registered mail with return receipt requested, and addressed to the other party at its address at the head of this Agreement or at such other address as such other party shall have given notice to the first party in accordance with the provisions of this Section.

      12.   Non-Waiver of Rights.

                  The failure to enforce, at any time, any of the provisions of this Agreement or to require, at any time, performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement. Any waiver of any provision of this Agreement shall be valid only if in writing signed by the party so waiving, and no waiver of a provision hereof in any given instance shall operate as a waiver of such provision in any other instance or the waiver of any other provision of this Agreement.

      13.   Severability.

                  The invalidity or inability to enforce any particular
            provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      14.   Assignment.

                  This Agreement shall be binding upon, and shall inure to the benefit of, you and the Company and their respective executors, administrators, heirs, successors and permitted assigns. This Agreement shall not be assignable by you, in whole, or in part, without the written consent of the Company.

      15.   Governing Law.

                  The validity, interpretation and construction hereof shall be governed by and construed and enforced in accordance with the laws of the State of Washington, excepting any rule thereof which would refer such matters to the law of any other jurisdiction.



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      16.   Miscellaneous.

                  This Agreement embodies the entire agreement of the parties with respect to the matters within its scope and supersedes any prior oral or written agreements and understandings of the parties respecting same. This Agreement shall not be modifiable except in writing signed by both parties hereto, and the provisions hereof shall override any contrary or conflicting provisions in any acknowledgment, invoice or other document unilaterally issued by either party. The headings contained in this Agreement have been inserted solely for convenience of reference and shall be of no force or effect in the construction or interpretation of the provisions of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The remedies available to the Company for breach of this Agreement shall be cumulative, and nothing herein shall prevent the Company from pursuing any such remedies, whether inconsistent or otherwise.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized representative, and you have signed this Agreement, as of the day and year first above written.


                        ------------------------------------------
                        Michael J. Pollastro


                        Automated Register Systems, Inc., a
                        Delaware corporation


                        By:
                            --------------------------------------

                        Its:
                            --------------------------------------




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                                  ATTACHMENT 1


      In addition to the specified percentage bonus to be paid to You pursuant to Subsection 4(b) hereunder, You shall be entitled to receive each year, in the discretion of President of ARS, an addition bonus payment; provided, however, that the sum of all bonuses (both fixed and discretionary) to be paid to You and the other Shareholders, as defined in the Merger Agreement, shall not exceed Twenty-Five Percent (25%) of ARS's pretax profits (as calculated pursuant to Subsection 4(b) hereof) in excess of the Baseline.